UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 11, 2025

PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Madison Avenue,	New York,	New York	10017

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	PVH	New York Stock Exchange
4.125% Senior Notes due 2029	PVH29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2025, PVH Corp. (the “Company”) announced that James Holmes, its Executive Vice President, Controller (principal accounting officer), would be stepping down from that role effective April 30, 2025 to pursue other opportunities. He will remain with the Company until October 1, 2025 to ensure a seamless transition of his responsibilities. Mr. Holmes’ departure is not a result of any disagreement with the Company’s independent auditors or any member of management, including not in regard to any matter in respect of accounting principles or practices, financial statement disclosure or internal controls.

Erik Graf, 48, will replace Mr. Holmes as Executive Vice President, Corporate Controller (principal accounting officer) effective May 1, 2025. Mr. Graf joined the Company in 2010, holding roles of increasing responsibility within the Finance organization, most recently as Senior Vice President, External Reporting and Accounting since 2022 and Senior Vice President, Accounting immediately prior to that beginning in 2015.

Mr. Graf’s annual base salary will be $450,000. Mr. Graf will be eligible to participate in the Company’s Performance Incentive Bonus Plan, under which his expected target annual cash bonus award will be 50% of his annual base salary. Mr. Graf will continue to be eligible to participate in the Company’s Stock Incentive Plan and is expected to receive an annual long-term equity award with a grant date value of approximately $300,000.

There (i) is no arrangement or understanding between Mr. Graf and any other person pursuant to which Mr. Graf was appointed as the Company’s Executive Vice President, Corporate Controller, (ii) are no family relationships between Mr. Graf and any of the Company’s directors or executive officers, and (iii) are no transactions between Mr. Graf and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements And Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President, General Counsel and
Secretary
Date: March 11, 2025